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                                                                       Exhibit 1
                         Teletouch Communications, Inc.
                            110 N. College, Suite 200
                               Tyler, Texas 75702

                                  June 17, 2002

                                  VIA FACSIMILE
                                  -------------

GM Holdings, LLC
c/o John C. Maggart
Aintree Capital
201 Fourth Avenue North
Nashville, Tennessee 37219

TLL Partners, L.L.C.
110 North College, Suite 1111
Tyler, Texas 75702
Attention:  Robert M. McMurrey

     Re: Amendment of the Restructuring Agreement among TLL Partners, L.L.C., GM Holdings, LLC and Teletouch Communications, Inc.
          --------------------------------------------------------------------

     The purpose of this letter agreement ("Amendment") is to amend that certain Restructuring Agreement (the "Restructuring Agreement") by and among TLL Partners, L.L.C. ("TLL"), GM Holdings, LLC ("GM") and Teletouch Communications, Inc. ("Teletouch" or the "Company") dated as of May 17, 2002.

     WHEREAS, each of TLL, GM and Teletouch did enter into the Restructuring Agreement; and

     WHEREAS, each of TLL, GM and Teletouch desire to amend the Restructuring Agreement as more fully set forth herein;

     NOW, THEREFORE:

     Each of TLL, GM and Teletouch hereby acknowledge, consent and agree, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, accepted and agreed, that:

     1. All references in the Restructuring Agreement to a stockholder meeting shall mean an annual meeting of stockholders to be held on or before November 7, 2002.

     2. The June 14, 2002 date set forth in Section 7.2.3 of the Restructuring Agreement shall be amended and replaced with August 26, 2002.

     3. The definition of "Purchaser Securities" shall be amended and replaced as follows: "Purchaser Securities" means the issued and outstanding shares of Common Stock,

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warrants to purchase Common Stock, Series A Preferred, Series B Preferred and
Series B Preferred Stock Warrants acquired by Purchaser pursuant to the CIVC Agreement, all as set forth on Part C of Schedule 1.1 hereto."

     4. Part C of Schedule 1.1 of the Restructuring Agreement is hereby amended and replaced as follows:

----------------------------------------------------------------------------------------------------------------------
                                                  Number of Shares

----------------------------------------------------------------------------------------------------------------------
      Common Stock            Common Stock         Series A Preferred     Series B Preferred      Series B Warrants
                                Warrants
----------------------------------------------------------------------------------------------------------------------
        295,649                 2,660,840                13,200                 36,019                 324,173
----------------------------------------------------------------------------------------------------------------------

     5. The September 30, 2002 date set forth in Section 9.1.3 of the Restructuring Agreement shall be amended and replaced with December 31, 2002.

     6. The laws of the State of Delaware shall govern this Amendment without regard to conflict of laws principals.


This Amendment acknowledged and agreed to this 17th day of June 2002:

TLL PARTNERS, L.L.C.

By:  /s/ Robert M. McMurrey
     ------------------------------------
     Robert M. McMurrey
Its: President

This Amendment acknowledged and agreed to this 17th day of June 2002:

GM HOLDINGS, LLC

By:  /s/ John C. Maggart
     ------------------------------------
     John C. Maggart
Its:
     ------------------------------------




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This Amendment acknowledged and agreed to this 17th day of June 2002:

TELETOUCH COMMUNICATIONS, INC.

By:  /s/ J. Kernan Crotty
     ------------------------------------
     J. Kernan Crotty
Its: President


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